Exhibit 99.1

For Immediate Release

TradeStation Group Reports Record Revenues, Net Income and EPS for 2006 Fourth Quarter and Year

2006 Annual Net Income Increases 47% and Fourth Quarter Pre-Tax Margin Increases to 39.5%

Plantation FL, February 15, 2007 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported for the 2006 fourth quarter record net revenues of $34.5 million, record net income of $8.6 million, record net income per share (diluted) of 19 cents, record brokerage accounts of over 31,500, and record daily average revenue trades (DARTs) of nearly 63,000. For the 2006 year, the company reported record net revenues of $128.5 million, record net income of $31.0 million, and record net income per share (diluted) of 67 cents.

 “2006 was an important year for the company,” said Salomon Sredni, CEO of TradeStation Group.  “Not only did we deliver a record year in both revenues and EPS, we made important strides in setting up our company for future growth. I am particularly excited about the potential that an integrated foreign exchange offering and the ability to design, test and automate fundamental data strategies brings to our company. Forex execution, which is currently in beta testing, provides us access to an international market that trades 24 hours a day, is the most liquid market in the world, and is clearly a growing and exciting market for online traders. Access to fundamental data, which is already available to TradeStation customers, expands the appeal of our product’s uniqueness to include traders and investors who focus on strategies based on company revenues, earnings and other fundamental data, or a combination of fundamental and technical data. Both of these initiatives help us expand the universe of clients who can take advantage of rule-based trading.”

TradeStation Group’s 2006 fourth quarter net income of $8.6 million, or 19 cents per share (diluted), was a 17% increase from 2005 fourth quarter net income of $7.3 million, or 16 cents per share (diluted). Net income for the 2005 fourth quarter included a $927,000 reversal of a valuation allowance on deferred income tax assets, which accounted for 2 cents of the company’s net income of 16 cents per share (diluted) in the 2005 fourth quarter. Accordingly, the company’s 2006 fourth quarter income before income taxes of $13.6 million was a 33% increase from 2005 fourth quarter income before income taxes of $10.3 million.

For the full year, TradeStation Group’s 2006 net income was $31.0 million, or 67 cents per share (diluted), as compared to 2005 net income of $21.1 million, or 48 cents per share (diluted). The company’s 2006 income before income taxes of $50.0 million was a 54% increase from 2005 income before income taxes of $32.5 million.

The company’s 2006 fourth quarter net revenues of $34.5 million were a 26% increase from 2005 fourth quarter net revenues of $27.3 million, and the company’s 2006 annual net revenues of $128.5 million were a 33% increase from 2005 annual net revenues of $97.0 million.

The company’s pre-tax margin increased to 39.5% in the 2006 fourth quarter, as compared to a pre-tax margin of 37.6% in the 2005 fourth quarter. The company’s pre-tax margin for the 2006 year increased by 16% — to a 38.9% pre-tax margin in 2006 from a 33.5% pre-tax margin in 2005. Pre-tax margin is determined by dividing the company’s income before income taxes by its net revenues.

TradeStation Reports Record DARTs and Total Accounts

For the 2006 fourth quarter, TradeStation experienced the following year-over-year daily trading growth results with respect to equities, futures and forex accounts:

	Q4 06	Q4 05	% Increase
Daily Average Revenue Trades	62,821	48,767	29%

“We attribute our year-over-year growth in DARTs to the diversity of our service offering, consistent account growth, and the robustness of our high-end client base,” said David Fleischman, the company’s chief financial officer.

The company also published today, in a separate announcement, its DARTs and Total Client Assets for the month of January 2007.

TradeStation had 31,502 brokerage accounts at December 31, 2006, a 29% increase from January 1, 2006.

TradeStation’s Average Client Trades Over 500 Times per Year and Has an Average Account Balance of $80,000 for Equities and $19,000 for Futures

TradeStation’s brokerage client account metrics are among the very best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2006 fourth quarter:

Client Trading Activity
Annualized average revenue per account	$4,147
Annualized trades per account	512

Client Account Assets
Average assets per account (Equities)	$80,000

Average assets per account (Futures)	$19,000

While the average TradeStation account traded 512 times per year, or 43 times per month, the average TD Ameritrade and E-Trade account traded about 10 times per year, or less than one time per month. Also, TradeStation’s average assets per equities account of $80,000 was substantially higher than the average assets per account of TD Ameritrade and E-Trade.

Company Provides 2007 Business Outlook

TradeStation today also published its 2007 Business Outlook.

The company’s first quarter and full-year 2007 Business Outlook estimated ranges are as follows:

2007 BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	First Quarter 2007			Full-year 2007
REVENUES	$34.0	to	$36.0	$145.0	to	$160.0
EARNINGS PER SHARE (Diluted)	$0.17	to	$0.18	$0.74	to	$0.84

The company’s first quarter and full-year 2007 Business Outlook estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges, in part, on monthly trading volume for the year equal to January 2007 trading volume plus 10%, anticipated growth and trading activity of active trader equities and futures accounts; federal funds interest rates, the rate of growth and impact of the company’s direct-access options execution service offering; the launch date of the company’s upgraded forex offering and the rate of growth and impact of new forex accounts and trading activity; interest rates (and the extent to which they will or will not increase or decrease); the cost of ongoing litigation, arbitration and regulatory matters and the amount of any judgments, awards, settlements or regulatory fines or sanctions; the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, the senior management of TradeStation Group will conduct an analyst conference call to discuss the company’s 2006 fourth quarter and year-end results and its 2007 Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art “direct market access” (DMA) or “direct-access” order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies. In 2006, TradeStation was named, for the second year in a row, Best Futures Brokerage and, for the fourth year in a row, Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform, in Technical Analysis of Stocks and Commodities magazine.

TradeStation Securities, Inc. (Member NASD, NYSE, SIPC, NSCC, DTC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the American Stock Exchange, Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange, NYSE ARCA and Philadelphia Stock Exchange. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services. Its London-based subsidiary, TradeStation Europe Limited, and FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2007 Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	changes in the condition of the securities and financial markets, including, but not limited to, changes in the combined average share volume of the major exchanges and in market volatility;

•	the company’s ability (or lack thereof) to achieve significant net increases in DARTs, brokerage accounts and brokerage revenues sequentially or quarter over quarter (for example, TradeStation’s DARTs decreased sequentially from second to third quarter in 2004 and in 2006, and net revenues decreased sequentially from second to third quarter 2006, and these items may decrease sequentially in subsequent periods as a result of negative market conditions or other factors);

•	the timing, cost and success of marketing decisions and campaigns generally, and the entrance of new competitors or competitive products, services or product/service upgrades into the market;

•	market pressure to continue to lower, substantially, pricing on brokerage and subscription services as a result of such services being provided at lower or minimal costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons;

•	pending NASD inquiries concerning OATS reporting violations, violations of NASD Conduct Rule 3370 (“Prompt Receipt and Delivery of Securities”) concerning certain customer short sale orders in 2004, and failure to transmit short sale position reports since the conversion to self-clearing operations, each of which could result in fines, sanctions and/or other negative consequences;

•	adverse results in pending or possible future litigation against the company (including two pending lawsuits, both of which the company considers baseless, filed by the co-founders of onlinetrading.com, a brokerage acquired by the company in 2000, which together seek in the aggregate tens of millions of dollars in damages or rescissions of transactions that would create similar negative financial consequences for the company) that are significantly different than is currently estimated or expected (currently zero dollars are reserved for these pending claims);

•	technical difficulties, errors and/or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures;

•	the company not maintaining a seamless, redundant back-up system to its order execution systems, which could materially intensify the negative consequences described in the previous risk factor;

•	the timing, implementation and costs associated with planned hardware and software upgrades for back-office and internal systems, and other capital expenditures, planned for 2007;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations, adds accounts and introduces and expands existing and new product and service offerings, or acquires other businesses;

•	unanticipated infrastructure, capital or other large expenses, and unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market share in equities and futures, its forex business (including the date by which TradeStation Securities is able to offer a seamlessly-integrated forex trading platform to customers and prospects and the success of that upgraded forex offering), and its institutional and non-US trader market businesses (as the company has no significant prior experience with forex, institutional and non-US trader marketing, sales or product development operations), including potential acquisition or business combination risks, costs and expenses (such as professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires or combines with other businesses;

•	the amount of unexpected legal, consultation and professional fees (including those expenses as they relate to the onlinetrading.com co-founder lawsuits against the company, other lawsuits or proceedings against the company or potential business combinations);

•	change or lack of change in the federal funds rate of interest that is different than what the company anticipates;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower);

•	the general variability and unpredictability of operating results forecast on a quarterly basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other company SEC filings and company press releases.

Contact —

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(Unaudited)
REVENUES:
Brokerage commissions and fees	$20,972,667	$17,391,097	$78,828,740	$65,953,165
Interest income	12,265,813	8,270,953	44,586,720	24,489,696
Brokerage interest expense	1,214,546	1,040,786	4,634,946	3,512,606

Net interest income	11,051,267	7,230,167	39,951,774	20,977,090
Subscription fees	2,120,946	2,025,118	8,583,761	8,120,296
Other	348,809	626,528	1,180,930	1,948,418

Net revenues	34,493,689	27,272,910	128,545,205	96,998,969

EXPENSES:
Employee compensation and benefits	7,637,284	6,010,819	29,379,209	23,027,397
Clearing and execution	6,997,769	5,405,379	26,107,369	20,096,813
Data centers and communications	1,677,137	1,353,014	6,452,997	5,713,811
Advertising	1,134,466	913,407	4,314,691	3,829,972
Professional services	1,131,455	634,692	3,410,888	2,987,593
Occupancy and equipment	645,894	814,014	2,548,575	2,641,146
Depreciation and amortization	785,456	440,540	2,507,916	1,770,930
Other	871,527	1,445,380	3,853,965	4,414,641

Total expenses	20,880,988	17,017,245	78,575,610	64,482,303

Income before income taxes	13,612,701	10,255,665	49,969,595	32,516,666
INCOME TAX PROVISION	5,025,414	2,916,002	18,950,719	11,451,096

Net income	$8,587,287	$7,339,663	$31,018,876	$21,065,570

EARNINGS PER SHARE:
Basic	$0.19	$0.17	$0.70	$0.49

Diluted	$0.19	$0.16	$0.67	$0.48

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	44,759,201	43,725,038	44,591,437	42,728,461

Diluted	46,054,285	45,094,410	45,971,729	44,176,690

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
ASSETS:

Cash and cash equivalents, including restricted cash of $1,433,569 at December 31, 2006 and $1,672,497 at December 31, 2005*	$74,539,256	$75,101,842
Cash segregated in compliance with federal regulations	417,501,417	426,061,999
Marketable securities	9,322,297	—
Receivables from brokers, dealers, clearing organizations and clearing agents	34,866,825	36,033,229
Receivables from brokerage customers, net	77,021,893	58,132,743
Property and equipment, net	8,734,890	3,212,019
Deferred income taxes	1,970,047	2,150,218
Deposits with clearing organizations	20,180,361	11,243,184
Other assets	4,950,427	3,198,711

Total assets	$649,087,413	$615,133,945

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$4,444,956	$789,824
Payables to brokerage customers	516,355,890	523,895,972
Accounts payable	2,846,669	2,416,272
Accrued expenses	7,235,023	5,511,153

Total liabilities	530,882,538	532,613,221
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	118,204,875	82,520,724

Total liabilities and shareholders’ equity	$649,087,413	$615,133,945

* December 31, 2006 Cash and cash equivalents excludes $7.6 million that was transferred on January 3, 2007 from Cash segregated in compliance with federal regulations. December 31, 2005 Cash and cash equivalents includes $9.5 million that was transferred on January 4, 2006 to Cash segregated in compliance with federal regulations.